UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: February 1, 2000



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                   51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
     SCOTTSDALE,  ARIZONA                         85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  5.  OTHER  EVENTS.

On January 25, 2000, the Company issued a press release relating to its financial results for the fourth quarter and the fiscal year ended December 31, 1999, a copy of which is filed herewith as
Exhibit  99.

ITEM  7.
       (C)  Exhibits
            (99)  Press  Release  of the Company dated January 25,  2000.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
February  1,  2000

/s/ Susan  J.  Riley
    Executive  Vice  President  and  Chief  Financial  Officer





















     CYNTHIA  DEMERS  --  CORPORATE  AND  GOVERNMENT  AFFAIRS
     480.754.4090

     BOB  FULTON  --  INVESTOR  RELATIONS
     480.754.1016


                  DIAL REPORTS 1999 EARNINGS PER SHARE UP 15 %
                    TO $1.17 PER SHARE ON 13% SALES INCREASE


SCOTTSDALE, ARIZ., JANUARY 25, 2000 - The Dial Corporation (NYSE:DL) announced today a 15% increase in earnings per share for the year ended December 31, 1999, driven by strong core revenue growth and continued improvement in its gross margin. Net income was $116.8 million, or $1.17 per share (diluted), versus $102.6 million, or $1.02 per share (diluted), in 1998.
     Net sales improved 13% to $1,721.6 million from $1,524.5 million in 1998. Net sales in 1999 include sales from Sarah Michaels, Inc., acquired in September 1998, and the Freeman Cosmetic Corporation, acquired in July of 1998. Sales without the acquisitions improved 10% for 1999 due to strong shipments of core brands and a price increase taken on Purex in January 1999.
     The Company's gross margin increased 160 basis points in 1999 to 50.0% from 48.4%, due to improvements in manufacturing costs and a price increase on Purex. Earnings in 1999 were offset by a loss in the Dial/Henkel LLC joint venture of $1.3 million. The Company benefited from a reduction in the tax rate to 35.5% from 36.1%.
For the fourth quarter of 1999, Dial's earnings per share increased 15% due to core revenue growth and gross margin improvements. Net income for the fourth quarter was $30.7 million, or $0.31 per share (diluted), versus $27.4 million, or $0.27 per share (diluted), in the prior year. Net sales rose 4% in the fourth quarter due to the strong growth in the Renuzit franchise and the Purex price increase, offset by decreases in the Specialty Personal Care and International franchises. Earnings in the quarter were negatively impacted by a loss in the Dial/Henkel LLC joint venture of $0.9 million. The Company benefited from a reduction in the tax rate to 34.7% from 36.3%.
"We are very pleased with our financial and operating performance in 1999," said Mal Jozoff, Chairman and CEO of Dial. "These excellent operating and financial results mark the 14th consecutive quarter we have met or beat expectations. In today's stock market environment, that's an enviable record of which we're all very proud."
     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels, Freeman and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.


                                       ###


                                              THE DIAL CORPORATION
                                              SUMMARY OF OPERATIONS
                                                    Unaudited

                                                              In millions, except for per share data
                                                         QUARTER ENDED                    FISCAL YEAR ENDED
                                                         -------------                    -----------------


                                                 DEC. 31, 1999    DEC. 31, 1998   DEC. 31, 1999   DEC. 31, 1998
                                                ---------------  ---------------  --------------  --------------
Net Sales. . . . . . . . . . . . . . . . . . .  $        455.3   $        438.8   $      1,721.6  $      1,524.5
                                                ---------------  ---------------  --------------  --------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . .           227.1            229.6            860.8           787.4
  Selling, general and administrative expenses           172.3            157.7            645.7           553.2
                                                ---------------  ---------------  --------------  --------------
                                                         399.4            387.3          1,506.5         1,340.6

Operating income . . . . . . . . . . . . . . .            55.9             51.5            215.1           183.9

  Interest and accretion . . . . . . . . . . .             8.0              8.5             32.7            23.3
  Net Earnings (Loss) of Joint Venture . . . .            (0.9)            (1.3)
                                                ---------------  ---------------

Income before income taxes . . . . . . . . . .            47.0             43.0            181.1           160.6

  Income taxes . . . . . . . . . . . . . . . .            16.3             15.6             64.3            58.0
                                                ---------------  ---------------  --------------  --------------

Net income . . . . . . . . . . . . . . . . . .  $         30.7   $         27.4   $        116.8  $        102.6
                                                ===============  ===============  ==============  ==============


Basic earnings per share . . . . . . . . . . .  $         0.32   $         0.28   $         1.19  $         1.04
                                                ===============  ===============  ==============  ==============

Diluted earnings per share . . . . . . . . . .  $         0.31   $         0.27   $         1.17  $         1.02
                                                ===============  ===============  ==============  ==============


Basic shares outstanding . . . . . . . . . . .            97.3             98.6             98.3            98.3

  Common share equivalents . . . . . . . . . .             1.4              2.2              1.8             2.2
                                                ---------------  ---------------  --------------  --------------

Diluted shares outstanding . . . . . . . . . .            98.7            100.8            100.1           100.5
                                                ===============  ===============  ==============  ==============




                                       THE DIAL CORPORATION
                                       SUMMARY OF NET SALES
                                             Unaudited



                                                            In millions
                                           QUARTER ENDED                    FISCAL YEAR ENDED
                                           -------------                    -----------------


                                    DEC. 31, 1999   DEC. 31, 1998   DEC. 31, 1999   DEC. 31, 1998
                                    --------------  --------------  --------------  --------------
Dial . . . . . . . . . . . . . . .  $         97.1  $         95.6  $        404.9  $        385.0
Purex. . . . . . . . . . . . . . .           119.7           107.3           474.6           417.0
Renuzit. . . . . . . . . . . . . .            61.7            54.4           213.7           177.1
Armour . . . . . . . . . . . . . .            67.3            61.3           246.5           233.1
Specialty Personal Care. . . . . .            49.1            58.1           137.7            79.1
                                    --------------  --------------  --------------  --------------
  Total Domestic Branded . . . . .           394.9           376.7         1,477.4         1,291.3
International. . . . . . . . . . .            42.8            45.5           174.6           164.1
Commercial Markets and Other . . .            17.6            16.6            69.6            69.1
                                    --------------  --------------  --------------  --------------

Total reported - Dial Corporation.  $        455.3  $        438.8  $      1,721.6  $      1,524.5
                                    ==============  ==============  ==============  ==============

Net Sales of Dial/Henkel, LLC.,
   an unconsolidated joint venture  $          9.9  $         10.7
                                    --------------  --------------

Total Sales
   reported and unconsolidated . .  $        465.2  $      1,732.3
                                    ==============  ==============




                                            THE DIAL CORPORATION

                                          CONDENSED BALANCE SHEET
                                                 Unaudited

                                                                In millions
                                                          DEC. 31,          DEC. 31,


                                                             1999             1998
                                                      -------------------  ----------
ASSETS
Current assets . . . . . . . . . . . . . . . . . . .  $            332.5   $   239.1
Non-current assets . . . . . . . . . . . . . . . . .               937.2       936.3
                                                      -------------------  ----------

     Total assets. . . . . . . . . . . . . . . . . .  $          1,269.7   $ 1,175.4
                                                      ===================  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . . . . . .  $            318.0   $   250.6
Long-term liabilities. . . . . . . . . . . . . . . .               540.4       534.6
Stockholders' equity . . . . . . . . . . . . . . . .               411.3       390.2
                                                      -------------------  ----------

     Total liabilities and stockholders' equity. . .  $          1,269.7   $ 1,175.4
                                                      ===================  ==========



CONDENSED STATEMENT OF CASH FLOWS
Unaudited
    In millions
    QUARTER ENDED. . . . . . . . . . . . . . . . . .  FISCAL YEAR ENDED
----------------------------------------------------  -------------------
                                                                 DEC. 31, .   DEC. 31,  DEC. 31,   DEC. 31,
                                                                    1999        1998        1999      1998
                                                      -------------------  ----------  ----------  --------
Net cash provided by operations. . . . . . . . . . .  $             59.5   $    60.7   $   121.8   $ 122.2

Net cash used by investing activities. . . . . . . .               (31.8)      (22.6)      (68.3)   (310.7)

Net cash provided (used) by financing activities . .               (29.5)      (30.9)      (59.8)    190.8
                                                      -------------------  ----------  ----------  --------

Net increase (decrease) in cash and cash equivalents                (1.8)        7.2        (6.3)      2.3
Cash and cash equivalents, beginning of year/period.                 7.9         5.2        12.4      10.1
                                                      -------------------  ----------  ----------  --------

Cash and cash equivalents, end of period . . . . . .  $              6.1   $    12.4   $     6.1   $  12.4
                                                      ===================  ==========  ==========  ========
